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                                                                    Exhibit 99.1
FROM:  Phillips-Van Heusen Corporation
       200 Madison Avenue
       New York NY 10016

       Rubenstein Associates, Inc.
       Public Relations - Tel.: 212 843 8000
       Contact: Scott Tagliarino/Marcia Horowitz

       For Calvin Klein Inc.: Don Nathan/Jim Badenhausen (212) 484-7782 For Apax Partners: Todd Fogarty (212) 521-4854
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                PHILLIPS-VAN HEUSEN TO ACQUIRE CALVIN KLEIN, INC.
            Combines Powerful Global Brand with Strong Infrastructure
                and Financial Resources Necessary to Fuel Growth

       PVH Will Develop Growth Opportunities with New Lifestyle Offerings,
          Retail and Global Expansion and Increased Marketing Support

NEW YORK, December 17, 2002 - Phillips-Van Heusen Corporation (NYSE: PVH) today announced that it entered into a definitive agreement to acquire Calvin Klein, Inc. (CKI), one of the world's leading lifestyle brands, in a transaction approaching $700 million.

The value of the transaction includes $400 million in cash, approximately $30 million in PVH stock as well as warrants and an ongoing financial incentive for Mr. Klein based on future sales of the Calvin Klein brand. Apax Partners, a leading private equity firm, partnered with PVH and will provide a major part of the financing for the transaction, which is subject to normal regulatory review and is expected to close within 60 days.

Under the terms of the agreement, CKI's existing design and marketing organization will continue as a separate and distinct operating unit. Mr. Klein will retain a significant financial interest in the combined entity's success and be involved in key strategic issues, including growth opportunities, overall design direction, brand positioning and marketing strategy. CKI President Tom Murry will continue as President and Chief Operating Officer of the organization.


                                     -more-
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                                       2

"Calvin Klein is one of the most powerful lifestyle brands in the world and has tremendous untapped growth potential that we look forward to working with Calvin to realize," said Bruce Klatsky, Chairman and Chief Executive Officer of PVH. "We have tremendous respect for what Calvin, Barry Schwartz and their team have built and are strongly committed to preserving the integrity of the brand as well as its exclusive distribution."

Mr. Klein said, "This combination is all about growing our brand and business over the long term in multiple markets and consumer segments. Phillips-Van Heusen understands and appreciates the unique values and integrity of the brand and has the infrastructure and financial capabilities to expand the business beyond what we can achieve as a private company. Over the past several years, we have assembled design, merchandising and marketing teams at CKI to ensure that our brand philosophy is consistently reflected in all aspects of our business. With those teams in place, I look forward to working with the people of Phillips-Van Heusen, who have a unique position in and understanding of our core business, and are committed to helping us successfully realize the great potential of our brand."

POWERFUL GROWTH OPPORTUNITIES

Mr. Klatsky described the deal as a "transforming transaction" that will have a major impact on accelerating PVH's top line growth, profit margins and earnings. The acquisition combines the extraordinary brand presence of Calvin Klein with the infrastructure of PVH, acknowledged as one of the best-managed companies in its industry.

Key opportunities to grow the Calvin Klein business include the launch of better men's and women's sportswear and accessories lines; global expansion through a strategic plan together with its licensing partners; global expansion through Calvin Klein retail stores, and taking advantage of additional growth opportunities in Europe and Asia. Phillips-Van Heusen expects to launch the new collection of men's and women's better sportswear within the next 24 months. In addition, the company will support growth of the brand by increasing marketing support beyond the $250 million a year in consumer marketing currently spent on the Calvin Klein brand by its licensees and the company, Mr. Klatsky said.

The company said that that it expects the acquisition to make a major contribution to its growth in earnings per share. The acquisition is anticipated to be somewhat dilutive in 2003 and to make a positive contribution to annual earnings by 2004. During 2003, due to normal integration and transition costs, operating earnings per share are expected to be in a range of $1.00 to $1.05. Earnings per share for fiscal 2004 and beyond are expected to grow at an annual rate of 15-20 percent.

                                     -more-

"Acquiring Calvin Klein is the realization of our long-standing strategy of taking world-class brands with great growth potential that we can layer onto our existing infrastructure and expanding them dramatically in ways that fit with the brand's positioning," Mr. Klatsky said. "This is a tremendous opportunity for our company, and we believe that Calvin Klein will thrive as a part of PVH because of our track record of successfully growing and supporting leading brands with a strong, efficient infrastructure."

Apax Partners will provide financing for the transaction in the form of a $250 million equity investment in PVH convertible preferred stock, as well as a $125 million, two-year secured note. The preferred stock carries an eight-percent dividend payable in kind or in cash at the company's option and a $14 conversion price into PVH common stock.

Mr. Klatsky said, "We chose to partner with Apax because of their expertise and track record in the consumer products and retail sectors. They have proven to be highly creative and supportive throughout this process."

David Landau, General Partner of Apax, said, "PVH has an outstanding management team. We are excited to back their acquisition of this powerful brand, which we believe offers significant growth opportunities worldwide."

Phillips-Van Heusen Corporation is the largest shirt company in the world and one of the leading apparel and footwear companies. Its well-known brands include Van Heusen, IZOD, G.H. Bass, as well as licensing agreements with Geoffrey Beene, ck Calvin Klein, Arrow, DKNY and Kenneth Cole.

Calvin Klein, Inc. is one of the leading design and marketing companies in the world. The Company consists of a highly successful collection business and an extensive network of licensing partners that together generate over $3 billion in annual retail sales worldwide. The Company's brands include the Calvin Klein Collection, cK and cK Calvin Klein Jeans. Products designed under these lifestyles include apparel, accessories, shoes, underwear, sleepwear, hosiery, socks, swimwear, eyewear, watches, coats, and fragrance, as well as products for the home.

Apax Partners is one of the world's leading international private equity investment groups, managing and advising more than $11 billion worldwide. With over 30 years of direct investing experience, Apax focuses on the following industry sectors: retail/consumer products, information technology, telecommunications, healthcare, media and financial services.

Advisors to the transaction include for Phillips-Van Heusen, the Blackstone Group, Lehman Brothers, JP Morgan Chase, and Katten Muchin Zavis Rosenman; for Calvin Klein, Violy, Byorum & Partners Holding Company LLC, and for Calvin Klein, Inc., Grubman, Indursky & Schindler, P.C., Paul, Weiss, Rifkind, Wharton & Garrison.

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   THE COMPANY WILL WEBCAST A CONFERENCE CALL TO REVIEW THE CALVIN KLEIN
   TRANSACTION ON TUESDAY, DECEMBER 17, 2002 AT 4:30 P.M. EST.] PLEASE LOG
   ON EITHER TO OUR WEB SITE AT WWW.PVH.COM AND GO TO THE INVESTOR INFO
   PAGE OR TO CCBN'S WEBSITE AT WWW.COMPANYBOARDROOM.COM TO LISTEN TO THE
   LIVE WEBCAST OF THE CONFERENCE CALL. THE WEBCAST WILL BE AVAILABLE FOR
   REPLAY FOR 30 DAYS AFTER IT IS HELD, COMMENCING APPROXIMATELY TWO HOURS
   AFTER THE LIVE BROADCAST ENDS. PLEASE LOG ON TO WWW.PVH.COM OR WWW.COMPANYBOARDROOM.COM AS DESCRIBED ABOVE TO LISTEN TO THE REPLAY. IN ADDITION, AN AUDIO REPLAY OF THE CONFERENCE CALL IS AVAILABLE FOR 48
   HOURS STARTING ONE HOUR AFTER IT IS HELD. THE REPLAY OF THE CONFERENCE
   CALL CAN BE ACCESSED BY CALLING 1-800-428-6051 AND USING PASSCODE:
   272543. THE CONFERENCE CALL AND WEBCAST CONSIST OF COPYRIGHTED MATERIAL.
   THEY MAY NOT BE RE-RECORDED, REPRODUCED, RETRANSMITTED, REBROADCAST OR OTHERWISE USED WITHOUT THE COMPANY'S EXPRESS WRITTEN PERMISSION. YOUR PARTICIPATION REPRESENTS YOUR CONSENT TO THESE TERMS AND CONDITIONS,
   WHICH ARE GOVERNED BY NEW YORK LAW.
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the extent of discounts and promotional pricing in which the Company is required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors;
(iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict or war and political and labor instability in the countries where the Company's products are or are planned to be produced; and
(v) acquisitions and issues arising with acquisitions and proposed transactions, and (vi) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

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